UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2019

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 505, New York, New York 10001

(Address of Principal Executive Office) (Zip Code)

(646) 448-5144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ASPU	The Nasdaq Stock Market (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02   Unregistered Sales of Equity Securities.

Effective December 1, 2019, the Board of Directors (the “Board”) of Aspen Group, Inc. (the “Company”) granted Frank J. Cotroneo 100,000 restricted stock units (“RSUs”) in connection with Mr. Cotroneo’s appointment as the Company’s Chief Financial Officer, which will vest annually over a three-year period, subject to continued employment on each applicable vesting date. Also pursuant to his Employment Agreement, the Company vested 15,000 RSUs Mr. Cotroneo previously received for Audit Committee service.

Effective December 1, 2019, the Board of the Company granted Robert Alessi a grant of 20,000 RSUs in connection with Mr. Alessi’s appointment as the Company’s Chief Accounting Officer, which will vest annually over a three-year period, subject to continued employment on each applicable vesting date.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 1, 2019, the Board of the Company appointed Frank J. Cotroneo as the Chief Financial Officer of the Company. Mr. Cotroneo’s biographical information as required by Item 401(b) of Regulation S-K, and the business experience as required by Item 401(e) of Regulation S-K were previously disclosed in the Company’s Proxy Statement on Schedule 14A filed on November 5, 2019.

The Company has entered into a three-year Employment Agreement with Mr. Cotroneo effective December 1, 2019. Pursuant to his Employment Agreement, Mr. Cotroneo will be paid an annual base salary of $300,000 and Mr. Cotroneo is entitled to earn a bonus of up to 50% of his base salary if the Company reaches certain financial targets. Mr. Cotroneo resigned from the Audit Committee and was replaced by Andrew Kaplan, an independent director.

Effective December 1, 2019, the Board appointed Robert Alessi, 48, as the Chief Accounting Officer of the Company. Previously from July 15, 2019 until that date, Mr. Alessi was the Company’s Vice President and Controller. Mr. Alessi is a Certified Public Accountant (“CPA”) in the State of New York.  Prior to joining the Company, Mr. Alessi served as the Vice President and Financial Controller for Prometheus Global Media, a New York City based media company, from August 2017 through June 2019.  Mr. Alessi was previously the Controller for FunctionX, Inc., a social publishing and interactive media platform from January 2017 through August 2017.  Between August 2015 and December 2016, Mr. Alessi worked as a Financial Consultant for Anchor Consultants.  From May 2015 through July 2015 Mr. Alessi worked for Milestone Consultants. From May 2014 through April 2015, Mr. Alessi performed part time financial consulting and accounting services. From February 2007 through April 2014 Mr. Alessi was the Vice President and Financial Controller at KCAP Financial, Inc., a Business Development Company.

The Company entered into a three-year Employment Agreement with Mr. Alessi effective December 1, 2019.  Pursuant to his Employment Agreement, Mr. Alessi will be paid an annual base salary of $250,000 and is entitled to earn a bonus of up to 20% of his base salary if the Company reaches certain targets set by the Chief Financial Officer.

On November 30, 2019, Joseph Sevely, Chief Financial Officer and Chief Accounting Officer of the Company, resigned from his positions and terminated his employment with the Company, effective immediately. In connection with Mr. Sevely’s termination, Mr. Sevely will receive a six month severance payment on December 15, 2019. Mr. Sevely had served as the Company’s Chief Financial Officer since September 6, 2018 and as Chief Accounting Officer since July 12, 2019.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement between the Company and Frank Cotroneo dated December 2, 2019.
10.2	Employment Agreement between the Company and Robert Alessi dated December 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: December 5, 2019	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer